EXHIBIT 99.1
SOURCE: Accelerize New Media, Inc.

Aug 12, 2009 09:15 ET
Accelerize New Media, Inc. Reports Record Growth for Second Quarter 2009

Second Quarter Revenues Increased 44% and Net Loss Was Reduced by 61% Year Over Year

LOS ANGELES, CA--(Marketwire - August 12, 2009) - Accelerize New Media, Inc. (OTCBB: ACLZ), a multi-faceted performance-based Internet marketing company, today announced record revenues of $1,227,935 and a narrowed net loss of $374,020 for the quarter ended June 30, 2009. The company owns a unique blend of approximately 6,000 web properties, provides real-time SEC filing and financial data services, and operates a proprietary performance-based lead generation platform. "Our company continues to grow and drive new business by utilizing our proprietary performance-based marketing platform, while reducing operating expenses and improving margins," said Chief Executive Officer Brian Ross. "In addition, we are exploring many strategic partnerships and software servicing opportunities in multiple verticals," he added.

Revenues for the quarter ended June 30, 2009 increased by $374,960 or 44% to $1,227,935 from $852,975 for the quarter ended June 30, 2008. Net loss for the quarter decreased $583,065 or 61% to $374,020 compared to $957,085 for the second quarter of 2008. For the six months ended June 30, 2009, Accelerize reported revenues of $2,260,401, an increase of $632,521 or 39% from $1,627,880 for the first half of 2008. Net loss for the six months decreased $566,829 or 30% to $1,343,318 compared to $1,910,147 for the six months ended June 30, 2008.

The Company recorded a charge for goodwill impairment of $184,000 and $531,547 for the three month and six month period ended June 30, 2009, respectively, which was included in the company's operating expenses. The company's operating expenses decreased by $237,500, or 13% from $1,799,772 to $1,562,272 during the three month period ended June 30, 2009. For the three months ended June 30, 2009, Accelerize's net cash used in operating activities amounted to $192,925, a decrease of $337,294 or 64% from $530,219 for the second quarter of 2008.

For the six months ended June 30, 2009, Accelerize's net cash used in operating activities amounted to $490,994, a decrease of $714,242 or 59% from $1,205,236 for the first half of 2008. "Quarterly sequential performance continues to improve on both top-line and bottom-line results," said Brian Ross, the CEO of Accelerize New Media, Inc. "In addition, we have increased our advertiser base, launched two additional web sites including www.TheOTCInvestor.com and www.ChinesePublicCompanies.com, while continuing to build out our domain assets, expanding our financial network."

About Accelerize New Media, Inc.
Accelerize New Media, Inc. (OTCBB: ACLZ) is a multi-faceted Internet company providing performance-based solutions for its customers. The company owns a unique blend of approximately 6,000 web properties, provides real-time SEC filing and financial data services and operates a proprietary performance-based lead generation platform. Accelerize's mission is to develop focused, scalable, customer acquisition solutions via white label products, lead generation and marketing. Customers include blue-chip financial, media and retail brands. For more information please visit www.accelerize.com, the contents of which are not part of this Press Release.
Use of Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, when we are saying that our company continues to grow and drive new business, while reducing operating expenses and improving margins, or that we are exploring many strategic partnerships and software servicing opportunities in multiple verticals or that quarterly sequential performance continues to improve on both top-line and bottom-line results, we are using forward-looking statements. These forward-looking statements are based on the current expectations of the management of Accelerize New Media only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products and services; unforeseen market and technological difficulties may develop with our products and services; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Accelerize New Media to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Accelerize New Media undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Accelerize New Media, reference is made to Accelerize New Media's reports filed from time to time with the Securities and Exchange Commission.

Company Contact:
Brian Ross
Chief Executive Officer
Accelerize New Media, Inc.
1-800-810-8815
www.accelerize.com

Investor Relations:
Stanley Altschuler
Strategic Growth International, Inc.
1-212-838-1444

Richard Cooper
Strategic Growth International, Inc.
1-212-838-1444